UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2012

Red Hat, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)
1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition

         On June 20, 2012, Red Hat, Inc. announced the financial results for its first fiscal quarter ended May 31, 2012. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  We disclosed non-GAAP financial information in the press release for the three months ended May 31, 2012 and May 31, 2011. These non-GAAP disclosures include a reconciliation of GAAP net income to non-GAAP adjusted net income based on:

    the impact of non-cash share-based compensation expense under FASB ASC Section 718 Compensation-Stock Compensation (formerly referenced as Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment) ("ASC 718");
    the impact of expense associated with the amortization of intangible assets primarily related to business combinations; and
    the impact of a charge recorded in connection with subleasing and exiting one of the Company’s facilities located in Raleigh, NC (the “Facility Exit”) .

These non-GAAP disclosures should not be used as a substitute for our GAAP results, but rather read in conjunction with our GAAP results. The non-GAAP financial measures we disclosed and the methods we used to calculate non-GAAP results are not in accordance with GAAP and may be materially different from the non-GAAP measures and methods used by other companies.

             We excluded GAAP share-based compensation expense for the purpose of calculating non-GAAP adjusted net income and non-GAAP adjusted net income per share because it is a non-cash expense that may vary from period to period due to changes in the price of our common stock that may not be directly related to our operating performance during the period in which the expense is recognized, and management believes that by excluding such expense we provide an alternative and useful measure of operating performance.  Management also believes that non-GAAP measures of profitability that exclude share-based compensation expense are used by a number of financial analysts in the software industry to compare current performance to prior periods and to forecast future performance.  Our reconciliation of GAAP net income to non-GAAP adjusted net income includes GAAP non-cash, share-based compensation expense of $22.2 million and $16.2 million for the three months ended May 31, 2012, and May 31, 2011, respectively, versus the non-GAAP exclusion of such expense.

Amortization expense related to intangible assets results primarily from business combinations.  These costs are fixed in connection with an acquisition, are then amortized over a number of years after the acquisition and generally cannot be changed or influenced by management after the acquisition.  Accordingly, management generally does not consider such costs for the purpose of evaluating the performance of the business or its managers or when making decisions to allocate resources.  Management also believes that non-GAAP measures of profitability that exclude amortization expense related to intangible assets are used by a number of  financial analysts in the software industry to compare current performance to prior periods and to forecast future performance.  Our reconciliation of GAAP net income to non-GAAP adjusted net income includes GAAP non-cash amortization expense of $4.8 million and $4.9 million for the three months ended May 31, 2012, and May 31, 2011, respectively, versus the non-GAAP exclusion of such expense.

We also excluded GAAP expense relating to a charge we recorded in connection with the Facility Exit.  Our reconciliation of GAAP net income to non-GAAP adjusted net income includes GAAP expense of $3.1 million for the three months ended May 31, 2012.

Management believes that these adjusted non-GAAP results, when read in conjunction with the GAAP results, offer a useful view of our business performance in that they provide a more consistent means of comparing performance to prior periods in light of potential variations in the amount of expense for share-based awards recognized from period to period due to changes in the price of our common stock,  the irregularity with which management acquires intangible assets and the non-recurring nature of the expense we recognized in connection with the Facility Exit. Management also uses non-GAAP measures as a component of its regular internal reporting to evaluate performance of the business and compare it to prior performance, to make operating decisions, including internal budgeting and the calculation of incentive compensation, and to forecast future performance. Our disclosure of non-GAAP financial measures allows investors to evaluate the Company's performance using information used by management.

         The information furnished pursuant to Item 2.02 of this Form 8-K, including Exhibit 99.1 referenced herein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.          Financial Statements and Exhibits

           (d)      Exhibits

                     99.1     Press Release dated June 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 20, 2012	RED HAT, INC.

		By:	/s/ Charles E. Peters, Jr.
		Name:	Charles E. Peters, Jr.
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 20, 2012